UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022

CDK GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36486	46-5743146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Hassell Road

Hoffman Estates, IL 60169

(Address of Principal Executive Offices) (Zip Code)

(847) 397-1700

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on July 6, 2022, CDK Global, Inc. (the “Company”) was merged with and into Central Merger Sub Inc., a Delaware corporation, with the Company as the surviving entity and a wholly-owned subsidiary of Central Parent Inc., a Delaware corporation (“Parent”) (the “Merger”). Parent is a wholly-owned subsidiary of Central HoldCo Inc., a Delaware corporation, formed by affiliates of Brookfield Asset Management Inc. and Brookfield Capital Partners VI L.P.

Departure of Certain Officers; Appointment of Acting Chief Executive Officer

On July 6, 2022, Brian Krzanich informed the Company that he would resign as President and Chief Executive Officer of the Company, effective July 11, 2022. The Company appointed Brian MacDonald, age 57, to the role of Acting Chief Executive Officer, effective July 11, 2022. In connection with Mr. Krzanich’s departure, he will receive severance benefits in accordance with the terms of the Company’s Third Amended and Restated Change in Control Severance Plan.

In connection with the Merger and the change in Chief Executive Officer, the Company initiated certain organizational design and staffing changes to streamline operations and the reporting structure of the Company in order to improve operational delivery and performance.

As part of these changes, Eric Guerin and Amy Byrne will depart as Chief Financial Officer and Chief Human Resources Officer on July 22, 2022 and July 15, 2022, respectively. Finally, because other officers will now report directly to the Chief Executive Officer in order to streamline the reporting structure, Joseph Tautges will, effective July 11, 2022, cease being the Chief Operating Officer but will continue to serve as an employee of the Company and act as a special advisor to the Chief Executive Officer.

Mr. MacDonald previously served as President and Chief Executive Officer of the Company from January 2016 to November 2018 and a member of the Board of Directors of the Company from June 2015 to November 2018. Mr. MacDonald has a deep knowledge of the Company and the markets it serves. Prior to joining the Company in 2015, Mr. MacDonald served as President and Chief Executive Officer of Hertz Rental Equipment Corporation from June 2014 to May 2015, and as interim Chief Executive Officer of Hertz Corporation from September 2014 to November 2014. Prior to Hertz, Mr. MacDonald served as President and Chief Executive Officer of ETP Holdco Corp., an entity formed following Energy Transfer Partners’ $5.3 billion acquisition of Sunoco, Inc. in 2012, where Mr. MacDonald had served as Chairman, President and Chief Executive Officer. Sunoco undertook a substantial restructuring to strengthen and transform the organization and better position its growth during Mr. MacDonald’s tenure, including by exiting unprofitable operations, significantly reducing costs, improving efficiencies and refocusing on established high-return businesses. Mr. MacDonald has also held executive management roles at Dell, General Motors Corporation, where he spent more than 13 years in management roles in North America, Asia and Europe, and Isuzu Motors Limited. Since July 2018, Mr. MacDonald has served as a member of the board of directors of Suncor Energy Inc., an integrated energy company. He previously served on the board of directors of Computer Sciences Corporation (now DXC Technology Company), Ally Financial Inc., Sunoco Inc. and Sunoco Logistics L.P. Mr. MacDonald earned an MBA from McGill University and a Bachelor of Science in Chemistry from Mount Allison University.

Compensatory Arrangements of Acting Chief Executive Officer

In connection with Mr. MacDonald’s employment, he will receive a base salary of $1,000,000 per year, a target annual bonus opportunity equal to 100% of base salary, a long-term incentive award (the value of which will depend on the value of the Company upon an exit event) and approximately one year of severance protections upon a qualifying termination of employment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDK Global, inc.

Date: July 12, 2022	/s/ Lee J. Brunz
Lee Brunz
Executive Vice President, General Counsel and Secretary

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